UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    July 27, 2010

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in its charter)

NEVEDA	000-27019	87-0369205
(State of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

708 3rd Avenue, 6th Floor
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (212)227-2242

With a Copy to:

Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
T: (516)833-5034
F: (516)977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – Entry into a Material Definitive Arrangement

On July 27, 2010, Investment Tools and Training LLC (“ITT”), a wholly-owned subsidiary of Global Investor Services, Inc., entered into a Marketing Fund Agreement (the “Agreement”) with Wealth Engineering LLC (“Wealth”) whereby Wealth agreed to invest $100,000 (the “Marketing Investment”) in ITT on a monthly basis.  In return for Wealth’s monthly investment, ITT agreed to repay Wealth from the future gross sales revenue derived from ITT’s marketing campaigns in an amount of fifty percent (50%) of the first month’s gross sales and twenty-five percent (25%) of the second and each successive month’s gross sales revenue related to those sales that originated in that particular month and throughout the subscription period.  The terms of the Agreement, as agreed to by ITT and Wealth, shall only apply to each month that Wealth funds, in whole or in part, ITT’s media campaign.  Moreover, the Agreement is terminable by either ITT or Wealth at any time.

ITEM 9.01 – Financial Statements and Exhibits

Exhibits:

Number	Description
Exhibit 10.1	Marketing Fund Agreement between ITT and Wealth, dated July 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

Dated: August 5, 2010

/s/William Kosoff
William Kosoff
Chief Financial Officer and Director